UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 17, 2014
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000
Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Piper Jaffray Companies (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2014 (the “Original Filing”) to disclose the appointment of William R. Fitzgerald to committees of the Company’s board of directors. Mr. Fitzgerald’s initial election to the board of directors was disclosed in the Original Filing and, at that time, the board had not determined the committees to which Mr. Fitzgerald would be appointed. Except as stated herein, the Original Filing remains unchanged.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following the Company’s 2014 annual meeting of shareholders, which was held on May 7, 2014, the Board of Directors of the Company appointed William R. Fitzgerald to the Compensation and Nominating and Governance Committees. As previously reported, Mr. Fitzgerald will participate in the Company’s 2014 non-employee director compensation plan, and in connection therewith, will receive a pro-rated cash retainer for his service on these committees.

In connection with Mr. Fitzgerald’s committee appointments, the Board of Directors approved certain changes to the membership of its three standing committees effective immediately following the annual meeting. Following these changes, the membership of the committees is as follows:

Audit Committee:
Lisa K. Polsky, Chair
Philip E. Soran
Scott C. Taylor

Compensation Committee:
Michele Volpi, Chair
William R. Fitzgerald
Scott C. Taylor

Nominating and Governance Committee:
B. Kristine Johnson, Chair and lead director
William R. Fitzgerald
Philip E. Soran

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: May 8, 2014	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary